UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 14, 2016

Majesco

(Exact Name of Registrant as Specified in its Charter)

California	001-37466	77-0309142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Mount Kemble Ave, Suite 110C, Morristown, NJ 07960

(Address of Principal Executive Offices)

Registrant's telephone number, including area code	(973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On March 14, 2016, the Board of Directors of Majesco, a California corporation (the “Company”), set the date of the Company’s 2016 Annual Meeting of Shareholders to be held on August 16, 2016, at 11:00 AM Eastern Daylight Time, at the offices of the Company located at 412 Mt. Kemble Ave., Suite 110C, Morristown, NJ 07960 (the “2016 Annual Meeting”). Shareholders of record as of the close of business on June 22, 2016 will be entitled to notice of, and to vote at, the 2016 Annual Meeting.

A shareholder intending to submit a proposal, including to nominate persons for election to serve as a director of the Company, in each case in connection with the 2016 Annual Meeting, must provide written notice of such proposal or nomination in accordance with the requirements set forth in Article V of the Company’s Amended and Restated Bylaws. To be considered timely, any such notice must be received by the Company’s Corporate Secretary not later than March 21, 2016. All shareholder proposals must be directed to the Corporate Secretary, Majesco, 412 Mt. Kemble Ave., Suite 110C, Morristown, NJ 07960.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco

By:	/s/ Ketan Mehta
Ketan Mehta, President and Chief Executive Officer

Date: March 14, 2016